UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2008

COMMERCE PLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 South La Patera Lane, Suite 8 Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported by Commerce Planet, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2008, effective as of September 16, 2008, the Company and its wholly-owned subsidiaries, Legacy Media, LLC, a California limited liability company (“Legacy”), and Consumer Loyalty Group, LLC, a California limited liability company (“CLG” and collectively with Legacy, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Superfly Advertising, Inc. (F/K/A Morlex, Inc.), a Delaware corporation (“Superfly Parent”) and its wholly-owned subsidiary Superfly Advertising, Inc., an Indiana corporation (the “Purchaser”). Under the Purchase Agreement the Purchaser agreed, on the closing date, to (i) acquire from the Sellers substantially all of the assets related to the business of Internet advertising and marketing conducted by the Sellers (the “Business”), and (ii) assume certain specified liabilities of the Sellers in connection with the Business, subject to certain terms and conditions (the “Acquisition”).

On December 16, 2008, the Company, the Sellers, Superfly Parent and the Purchaser entered into an Amended and Restated Asset Purchase Agreement (the “Amended and Restated Purchase Agreement”) under which, among other things, the purchase price for the Acquisition was revised to $825,000 in cash and 4,500,000 shares (“Shares”) of common stock, par value $0.001 per share, of Superfly Parent.  The cash portion of the purchase price is payable as follows: (i)  $125,000 was paid upon the execution of the Purchase Agreement (the “Deposit”), (ii) $200,000 will be deemed to be paid at closing by the forgiveness of $200,000 of indebtedness of the Company evidenced by a $200,000 loan funded by Superfly Parent to the Company on or about September 23, 2008 (the “Loan”), (iii) $300,000 less the amount of interest accrued on the Loan as of the closing date shall be paid at the closing, and (iv) $200,000 shall be paid in equal monthly installments for 6 months commencing on the last day of the month following the closing.  The Shares, valued at $0.75 per share, shall be issued on the closing date; provided that, 2,250,000 of the Shares will not be resold, transferred or otherwise distributed by the Company until the investigation or any proceedings of the Federal Trade Commission (the “FTC Proceedings”) against the Company are settled. If the FTC Proceedings are not settled on or before 6 months from the closing date, Superfly Parent may demand the return of all or a portion of such 2,250,000 Shares. In addition, the Purchase Agreement was revised to reflect that the Company will be obtaining shareholder approval of the Amended and Restated Purchase Agreement, the Acquisition, and the transactions contemplated therein by shareholder consent rather than by soliciting proxies and holding a special meeting of shareholders.

The closing is expected to occur as soon as practicable, but in any event by March 31, 2009.  However, there can be no assurances that the Acquisition will be consummated.

The foregoing is a summary of certain material terms and conditions of the Amended and Restated Purchase Agreement.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amended and Restated Purchase Agreement attached to this Current Report on Form 8-K in Exhibit 10.1, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.  The Company’s issuance of the Note was be in reliance upon the exemption from registration for non-public offerings under § 4(2) of the Securities Act of 1933, as amended.

Item 8.01.  Other Events.

On December 17, 2008, the Company issued a press release announcing the events described in Item 1.01 and certain other information. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1

Amended and Restated Asset Purchase Agreement dated as of December 16, 2008 by and among Superfly Advertising, Inc. (F/K/A Morlex, Inc.), Superfly Advertising, Inc., Commerce Planet, Inc., Legacy Media LLC and Consumer Loyalty Group, LLC.

99.1	Press Release of Commerce Planet, Inc. dated as of December 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2008	COMMERCE PLANET, INC.

		By:	/s/ Tony Roth
		Name:	Tony Roth
		Title:	Chief Executive Officer